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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We consent to the use of our report dated April 30, 2004 on the financial statements and financial highlights of the CornerCap Group of Funds (comprised of CornerCap Balanced Fund, CornerCap Micro-Cap Fund, and CornerCap Small-Cap Value Fund). Such financial statements and financial highlights appear in the 2004 Annual Report to Shareholders, which are incorporated by reference in the Post-Effective Amendment to the Registration Statement on Form N-1A of CornerCap Group of Funds. We also consent to the references to the name of our Firm in the Registration Statement and Prospectus.




                                           TAIT, WELLER & BAKER

PHILADELPHIA, PENNSYLVANIA
JULY 30, 2004